EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
EXHIBIT TO ITEM 77C

	The Annual Meeting of Shareholders of The Gabelli Global
Multimedia Trust Inc. (the "Multimedia Trust") was held on May
20, 2002. The following proposals were submitted for a vote of the shareholders:

1.	(a) To elect three directors of the Multimedia Trust by
the common shares and preferred shares voting as a single class

	With respect to the proposal relating to the election of three directors of the Multimedia Trust by the common shares and preferred shares voting together as a single class, the following votes and percentages were recorded:



                                                          Percent
                                                          Represented
                                            Withholding   at the Meeting
                                For          Authority    Voting in Favor

Frank J. Fahrenkopf, Jr.  11,391,622.2071   158,330.9144    98.63%
Werner J. Roeder          11,399,997.9518   149,955.1697    98.70%
Salvatore J. Zizza        11,442,846.6501   107,106.4714    99.07%

(b) To elect one director of the Multimedia Trust by the preferred shares voting as a separate class

	With respect to the proposal relating to the election of one director of the Multimedia Trust by the preferred shares voting as a single class, the following vote and percentage was recorded:

                                                          Percent
                                                          Represented
                                            Withholding   at the Meeting
                                For          Authority    Voting in Favor

Anthony J. Colavita       1,125,580.0000    12,416.0000     98.91%

	The remaining Directors in office are: Thomas Bratter, James Conn, Mario J. Gabelli, Karl Otto P"hl and Anthony Pustorino.